[DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-35724, 333-35722, 333-35720, 333-35718, 333-35716, 333-35732 and 333-35736
dated April 27, 2000; 333-95207 dated January 24, 2000; 333-85299, 333-85297,
333-85295, 333-85293, 333-85291, 333-85289, 333-85301 and 333-85303 dated August
16, 1999; 333-67131, 333-67133 and 333-67135 dated November 12, 1998;
333-51647 dated May 1, 1998; 333-45491, 333-45493, 333-45495, 333-45507, and
333-45499 dated February 3, 1998; 333-45423 dated February 2, 1998; 333-12941,
333-12875, and 333-12939 dated September 27, 1996; and 333-17179 dated December
3, 1996 of BorgWarner Inc. (Formerly Borg-Warner Automotive, Inc.) on Form
S-8 of our report, incorporated by reference inthe Annual Report on Form
10-K/A of BorgWarner Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
June 26, 2000